ROEBLING FINANCIAL CORP, INC.
                   (a New Jersey-chartered Stock Corporation)
                      Up to 853,532 Shares of Common Stock
                   (Subject to Increase Up to 981,551 shares)

                          COMMON STOCK ($.10 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT
                                ___________, 2004

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         Roebling Financial Corp, Inc., a federally chartered stock corporation (together with its subsidiary, the "Mid-Tier Holding Company"), Roebling Financial Corp, Inc., a newly formed New Jersey-chartered stock form corporation organized to be the successor of the Mid-Tier Holding Company (the "Holding Company"), Roebling Financial Corp., MHC, a federally chartered mutual holding company which owned 54% of the common stock of the Mid-Tier Holding Company at March 31, 2004 (the "MHC"), and Roebling Bank, a federally chartered savings association (the "Bank") whose common stock is owned in its entirety by the Mid-Tier Holding Company (collectively, the "Roebling Parties") hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. ("KBW" or the "Agent"), as follows:

         Section  1. The  Offering.  The  MHC,  in  accordance  with the Plan of
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Conversion  and  Reorganization  adopted April 8, 2004 (the "Plan"),  intends to convert from mutual to stock form (the "Conversion"). The Conversion is being conducted in accordance with the laws of the United States and the applicable regulations of the Office of Thrift Supervision ("OTS") (such laws and the regulations of the OTS are referred to herein as the "Conversion Regulations"). In connection with the Conversion, the Holding Company will offer stock on a priority basis to (i) Eligible Account Holders (depositors at the close of business on March 31, 2003 with deposits of at least $50.00); (ii) the employee stock ownership plan of the Holding Company; (iii) Supplemental Eligible Account Holders (depositors at the close of business on June 30, 2004 with deposits of at least $50.00); and (iv) Other Members (depositors at the close of business on __________, 2004). All capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan. Pursuant to the Plan, the Holding Company is offering a minimum of 630,878 and an anticipated maximum of 853,532 shares (subject to an increase up to 981,551 shares) of common stock, par value $.10 per share (the

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

"Common Stock"), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) a Syndicated Community Offering.

         Pursuant to the Plan, the Holding Company will offer and sell shares of its Common Stock (the "Shares") in the Subscription Offering, Community Offering, and/or Syndicated Community Offering (the "Offerings") and issue shares of the Holding Company to existing public shareholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the "Exchange") so that, upon completion of the Offerings, 100% of the outstanding Common Stock of the Holding Company will be publicly held. The Holding Company will sell the Shares in the Offerings at $10.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

         Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) the Employee Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Members. The Holding Company may offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to the Mid-Tier Holding Company's public stockholders at the Voting Record Date, and then to the natural persons residing within the New Jersey counties of Ocean and Burlington, and then to natural persons residing in New Jersey. In the event a Community Offering is held, it may be held at any time simultaneously with, during or subsequent to the completion of the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to the general public on a best efforts basis, as described in subsection 4(c) below.

         The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") Registration Statement on Form SB-2 (File No. ___________) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         In connection with the Conversion, the MHC filed with the OTS an application for conversion to a stock company (the "Conversion Application") and amendments thereto as required by the OTS. The Holding Company has also filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to become a unitary savings and loan holding

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company under the Home Owners' Loan Act of 1933, as amended, and the regulations promulgated thereunder (the "HOLA"). Collectively, the Conversion Application and the Holding Company Application may also be termed the "Applications."

         Section 2.  Retention  of Agent.  Subject  to the terms and  conditions
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herein  set  forth,  the  Roebling  Parties  hereby  appoint  the Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Roebling Parties with respect to the Holding Company's sale of the Shares in the Offering.

         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Roebling Parties as to the matters set forth in the letter agreement, dated April 14, 2004, between the Bank and KBW (a copy of which is attached hereto as Exhibit
A). It is acknowledged by the Roebling Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Holding Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Roebling Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency or regulatory authority having jurisdiction over such matters.

         In the event the Holding Company is unable to sell a minimum of 630,878 Shares by the End Date, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 9, 11 and 12 hereof.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to Section 4, subparagraphs (a) and (d), below.

         Section 3. Sale and Delivery of Shares. If all conditions  precedent to
                    ---------------------------
the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the

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

conditions specified in Section 10 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Roebling Parties and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         Section  4.  Compensation.   The  Agent  shall  receive  the  following
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compensation for its services hereunder:

         (a) A Management Fee of $35,000, payable in five consecutive monthly installments of $7,000, commencing with the adoption of the Plan. Such fees shall be deemed earned when due. Should the Plan be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred.

         (b) A Success Fee of 0.80% shall be charged based on the aggregate purchase price of the Shares sold in the Subscription Offering and the Community Offering. In no event, however, shall the Success Fee be less than $50,000. The Success Fee is payable only upon the successful completion of the Offering.

         (c) If any of the Shares remain available after the Subscription Offering, at the request of the Bank, KBW may seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the solicitation of orders of the common stock in a syndicated community offering, on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Bank and the Plan. KBW will be paid a fee not to exceed 5.5% of the aggregate purchase price of the shares sold by the syndicated community offering. From this fee, KBW will pass on to the Selected Dealers who assist in such offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Bank upon consultation with KBW. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 4(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 4(b).

         (d) The Agent shall be reimbursed for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. The selection of KBW's counsel will be done by KBW, with the approval of the Bank. Reimbursement of KBW's reasonable out-of-pocket expenses, including fees of counsel, shall not exceed $52,000 without the prior consent of the Bank. The Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, Commission, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's

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

accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Conversion; and the fees set forth under this Section 4. The Roebling Parties will reimburse KBW for such expenses incurred by KBW on their behalf.

         Full payment of KBW's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

         Section 5.  Closing.  The closing for the sale of the Shares shall take
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place on the Closing Date at such location as mutually  agreed upon by the Agent and the Roebling Parties. At the closing, the Roebling Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 4 and 9 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 6.  Representations and Warranties of the Roebling Parties. The
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Roebling Parties jointly and severally represent and warrant to the Agent that:

         (a) Each of the Roebling Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the Roebling Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of each of the Roebling Parties. This Agreement has been validly executed and delivered by each of the Roebling Parties, and is a valid, legal and binding obligation of each of the Roebling Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 11 or 12 hereof may be unenforceable as against public policy.

         (b) The Registration Statement which was prepared by the Roebling Parties and filed with the Commission was declared effective by the Commission on ________, 2004. No stop order has been issued with respect to the Prospectus. No proceedings related to the Prospectus have been initiated or, to the knowledge of the Roebling Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied and will comply as to form in all material respects with the requirements of the 1933 Act and the

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regulations  promulgated thereunder.  The Registration Statement,  including the
Prospectus (and any amendment or supplement thereto), and any information regarding the Roebling Parties contained in Sales Information authorized by the Roebling Parties for use in connection with the offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information authorized for use by any of the Roebling Parties in connection with the Offering, will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under
which  they  were   made,   not   misleading;   provided,   however,   that  the
representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Roebling Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Stock Offering--Plan of Distribution/Marking Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

         (c) The Conversion Application which was prepared by the Roebling Parties has been approved by the OTS. The Conversion Application did, and will, as of the Closing Date, comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS.

         (d) No order has been issued by the Commission preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Roebling Parties, pending or threatened.

         (e) The Plan has been duly adopted by the Board of the MHC. The offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Roebling Parties by the OTS, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the Roebling Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of the OTS in approving the Conversion Application or the Holding Company Application, pursuant to the Conversion Regulations, the HOLA or any other statute or regulation.

         (f) The Holding Company has filed the Holding Company Application with the OTS. The Holding Company Application complies in all material respects with the HOLA and Control

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

Act Regulations. As of the Closing Date, the OTS will have approved of the Holding Company's becoming a unitary savings and loan holding company with respect to the Bank.

         (g) FinPro, Inc., which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offerings were based (the "Appraisal"), has advised the Roebling Parties in writing that it is independent with respect to each of the Roebling Parties within the meaning of the Conversion Regulations and the Roebling Parties believe FinPro, Inc. to be an expert in preparing appraisals of savings institutions.

         (h) Fontanella & Babbitts, which certified the financial statements filed as part of the Registration Statement and the Conversion Application, has advised the Roebling Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the AICPA, and Fontanella & Babbitts is, with respect to the Roebling Parties and each subsidiary thereof, independent certified public accountants as required by the 1933 Act and the regulations promulgated thereunder.

         (i) The financial statements, schedules and the notes related thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly in all material respects the consolidated financial condition of the Mid-Tier Holding Company and the Bank as of the dates indicated and the results of operations, changes in stockholders' equity and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

         (j) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition, results of operation, earnings, capital, properties, business affairs or prospects or otherwise of the Roebling Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets which are classified by the Bank as "substandard," "doubtful" or "loss" or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor have the Roebling Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by any of the Roebling Parties, other than those in the ordinary course of business; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its net worth;
(v) there has been

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

no material change in the Roebling Parties' relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Roebling Parties, fidelity bond or any type of insurance coverage; (vi) except as disclosed in the Prospectus, there has been no material change in management of the Roebling Parties; (vii) the Roebling Parties have not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Roebling Parties have defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Roebling Parties conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) none of the Roebling Parties have any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

         (k) As of the Closing Date, the Holding Company will be a stock corporation duly organized and in good standing under the laws of the State of
New Jersey, with corporate power and authority to own, lease and operate its properties and to conduct the business currently conducted by the Mid-Tier Holding Company, as described in the Prospectus, and will be qualified to transact business and will be in good standing in New Jersey and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Roebling Parties taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect. As of the Closing Date, all such licenses, permits and other governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

         (l) As of the date of this Agreement, the Holding Company does not own any equity securities or any equity interest in any business enterprise.

         (m) The Bank is a duly organized and validly existing federally-chartered savings association, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the applicable rules, regulations and practices of the OTS (or valid waivers granted by the OTS from such rules, regulations and practices). The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States and the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. All of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued and fully paid and nonassessable; and the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. As of the date of this Agreement, the Bank does not own equity securities or any equity interest in

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any other business  enterprise  except for (i) marketable  equity securities and
(ii) other equity interests as described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

         (n) The MHC is a federally-chartered mutual savings and loan holding company operating under the laws and regulations of the United States and under the supervision of the OTS and is in good standing under such laws.

         (o) The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered mutual savings and loan holding company, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the OTS. The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Mid-Tier Holding Company is in good standing under the laws of United States and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As of the date of this Agreement, the Mid-Tier Holding Company does not own equity securities or any equity interest in any other business enterprise except for (i) marketable equity securities and (ii) other equity interests as described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

         (p) The Bank is a member of the Federal Home Loan Bank of New York. The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance is pending or, to the best knowledge of the Roebling Parties, threatened. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. ss. 1467(a)(m). Upon consummation of the Conversion, the Bank will establish a liquidation account in accordance with the Plan and the requirements of applicable Conversion Regulations.

         (q) As of the Closing Date, the Bank will be a wholly owned subsidiary of the Holding Company. The Bank has no subsidiaries.

         (r) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company); the shares of Common Stock to be subscribed for in the Offerings have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued, fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares sold, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         (s) The Roebling Parties are not in violation of their respective certificates of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any assets of the Roebling Parties pursuant to the certificate of incorporation, charter or bylaws of any of the Roebling Parties, or conflict with or constitute a breach of, or default under, any contract, lease or other instrument to which any of the Roebling Parties is a party which breach, default or conflict would have a Material Adverse Effect, or any applicable law, rule, regulation or order that is material to the financial condition of any of the Roebling Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Roebling Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Roebling Parties, except for such liens, charges or encumbrances upon any property of the Roebling Parties that would not individually or in the aggregate have a Material Adverse Effect.

       (t) All documents made available to or delivered or to be made available to or delivered by the Roebling Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Roebling Parties or their representatives, to the best knowledge of the Roebling Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

         (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Roebling Parties in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Roebling Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Roebling Parties taken as a whole, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Roebling Parties, threatened any action or proceeding wherein any of the Roebling Parties would or might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Roebling Parties, would have a Material Adverse Effect.

        (v) The Roebling Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the Roebling Parties, taken as a whole, and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect, taken as a whole; and all of the leases and subleases which are material to the businesses of the Roebling Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

         (w) The Roebling Parties are not in violation of any material directive from the OTS, the FDIC, or any other agency to make any material change in the method of conducting their respective businesses; the Roebling Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Roebling Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

         (x) Prior to the Closing Date, the Roebling Parties will have received an opinion of their special counsel, Malizia Spidi & Fisch, PC, with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus and an opinion of Fontanella & Babbitts with respect to the state tax consequences of the Conversion, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and none of the Roebling Parties will take any action inconsistent therewith.

         (y) The Mid-Tier Holding Company and the Bank have timely filed all required federal, state and local tax returns, paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended or where the failure to pay such taxes would not have a Material Adverse Effect, and no deficiency has been asserted with respect thereto by any taxing authority.

         (z)  No  approval,  authorization,   consent  or  other  order  of  any
regulatory or supervisory or other public authority is required for the execution and delivery by the Roebling Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS, the Commission and the Nasdaq Stock Market, Inc. ("NASD"), and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

         (aa) None of the Roebling Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company, and (c) shares of the Mid-Tier Holding Company issued upon the exercise of stock options); (ii) had any material dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and routine purchases and sales of United States government and agency and other securities in the ordinary course of business;
(iii) entered into a financial or management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Roebling Parties in connection with the Offerings or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

         (bb) The Roebling Parties have not made any payment of funds of the Roebling Parties as a loan to any entity for the purchase of the Shares, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         (cc) The Roebling Parties comply in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (dd) The Roebling Parties have not relied upon the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

         (ee) The records used by the Roebling Parties to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

         (ff) The Roebling Parties comply with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations except to the extent that any non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. No action, suit, demand, claim, notice, regulatory investigation or other proceeding (including, without limitation, notices, demand letters or requests for information from any environmental agency) is pending, or to the knowledge of the Roebling Parties, threatened against the Roebling Parties relating to environmental protection, nor do the Roebling Parties have any reason to believe any such proceedings may be brought against any of them; and, to the knowledge of the Roebling Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Roebling Parties or in which the Bank has a security interest, except to the extent such disposal, release or discharge would not have a Material Adverse Effect.

         (gg) All of the loans represented as assets in the Business of Roebling Financial Corp, Inc. and Roebling Bank section or financial information of the Roebling Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

         (hh) None of the Roebling Parties are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

         (ii) Any certificates signed by an officer of any of the Roebling Parties and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Roebling Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         (jj) The Roebling Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Malizia Spidi & Fisch, PC.

         (kk) The Holding Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting control of the Holding Company comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Holding Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act) that are effective in ensuring the information it will be required to disclose in the reports it files or submits under the Exchange Act is accumulated and communicated to the Holding Company's management (including the Holding Company's chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission's rules and forms.

         Section 7.  Representations  and  Warranties  of the  Agent.  The Agent
                     -----------------------------------------------
represents and warrants to the Roebling Parties that:

         (a) The Agent is a duly organized New York corporation and is validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Roebling Parties hereunder.

         (b) The execution, delivery and performance of this Agreement, the Letter Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Agent, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have, and until the Offerings are consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

         (d) There is no action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of the Agent threatened, against the Agent which, if determined adversely to the Agent, would have a material adverse effect upon the ability of the Agent to perform its obligations under this Agreement.

         (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the NASD.

         (f) Any funds received in the Offerings by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

         (g) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated thereby and compliance with the terms and provisions hereof will not conflict with, or result in the breach of, any terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

         (h) No approval of any regulator or supervisor or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

         Section 8.  Covenants of the  Roebling  Parties.  The Roebling  Parties
                     -----------------------------------
hereby jointly and severally covenant with the Agent as follows:

         (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel a reasonable opportunity to review and comment on such amendment or supplement. The Holding Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company's responses thereto.

         (b) The Roebling Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel a reasonable opportunity to review and comment on such amendment or supplement. The Roebling Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the OTS with respect to the Applications and the Roebling Parties' responses thereto.

         (c) The Roebling Parties will use their best efforts to cause the OTS to approve the Holding Company's acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS, as applicable, and will promptly, upon receipt of any information concerning the events listed below, notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has received the approval of the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of the receipt of any comments from the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the OTS, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission or the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Roebling Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission or the OTS, or any other state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (f) below. The Roebling Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

         (d) The Roebling Parties will deliver to the Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Roebling Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Roebling Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

         (e) The Roebling Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, the OTS, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such Acts, to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Roebling Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such Acts, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (f) At any time during the period when the Prospectus is required to be delivered, each of the Roebling Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Roebling Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Roebling Parties will, at their expense, prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Roebling Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (g) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to furnish to whomever the Agent may direct such information as may be required to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offerings will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification for a period of not less than one year from the effective date of the Registration Statement.

         (h) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock, other than in connection with any plan or arrangement described in the Prospectus, provided, however, that the Mid-Tier Holding Company shall not be prohibited from issuing shares of Common Stock pursuant to the exercise of previously granted stock options.

         (i) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K or 10-KSB, 10-Q or 10-QSB and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted,
(iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time to time, such other publicly available information concerning the Roebling Parties as the Agent may reasonably request.

         (j) The Roebling Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (k) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations of the OTS, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

         (l) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) or 12(g) of the 1934 Act, and will request that such registration statement shall be effective no later than the completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the OTS

         (m) During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

         (n) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

         (o) The Roebling Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Roebling Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Roebling Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

         (p) The Holding Company will promptly take all necessary action to register as a unitary savings and loan holding company under the HOLA.

         (q) The Roebling Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. ("NASD").

         (r) The Roebling Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

         (s) The Roebling Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the Conversion Regulations, the Commission, the 1933 Act and the 1934 Act and the regulations promulgated under such Acts, to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

         (t) The Roebling Parties will not amend the Plan without notifying the Agent and the Agent's counsel prior thereto.

         (u) The Holding Company shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Holding Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

         (v) The Holding Company will not deliver the Shares until the Roebling Parties have satisfied or caused to be satisfied each condition set forth in
Section 10 hereof, unless such condition is waived in writing by the Agent.

         (w) Immediately upon the Closing, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and
(iii) the Conversion shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Roebling Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

         (x) Prior to the Closing Date, the Plan shall have been approved by the voting members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan and the Conversion Regulations and the applicable provisions, if any, of the MHC's charter and bylaws.

         (y) On or before the Closing Date, the Roebling Parties will have used their best efforts to obtain approval for quotation of shares of the Common Stock on the Nasdaq National Market System by the Closing Date and will use their best efforts to maintain such quotation and will have completed all conditions precedent to the Conversion specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Roebling Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

         (z) The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

         (aa) The officers and directors of the Roebling Parties shall not sell or transfer any shares of common stock of the Mid-Tier Holding Company or Common Stock of the Holding Company commencing on the date hereof and continuing for a period of 90 days following the Closing Date (the "Restricted Period"). The Roebling Parties shall not assist such officers or directors in connection with the sale or transfer of shares of common stock of the Mid-Tier Holding Company or Common Stock of the Holding Company during the Restricted Period.

         (bb) Other than as permitted by the Conversion Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and its rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the Roebling Parties will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

         (cc) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Roebling Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Roebling Parties, taken as a whole.

         (dd) Prior to the Closing Date, the Roebling Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (ee) The facts and representations provided to Malizia Spidi & Fisch, PC by the Roebling Parties and upon which Malizia Spidi & Fisch, PC will base its opinion under Section 10(b)(1) are and will be truthful, accurate and complete.

         (ff) The Holding Company shall comply with all applicable provisions of the Sarbanes-Oxley Act.

         Section  9.  Payment of  Expenses.  Whether  or not the  Conversion  is
                      --------------------
completed or the sale and exchange of the Shares by the Holding Company is consummated, the Roebling Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Application and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offerings and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or "Blue Sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD related to the Agent's fairness filing under NASD Rule 2710 and the application of the Holding Company to list its shares; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to auditing and accounting services;
(g) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (h) transfer agent fees and costs of preparation and distribution of stock certificates; and (i) Nasdaq listing fees.

         The Roebling Parties also agree to reimburse the Agent for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by the Agent in connection with the services hereunder. The Agent will be reimbursed for its reasonable out-of-pocket expenses associated with its marketing efforts, up to a maximum of $52,000 (including fees and expenses of its counsel); provided, however, that in the event of a resolicitation, additional out-of-pocket expenses may be paid, if such expenses are reasonable and fully discussed and agreed upon with the Roebling Parties upon notification of a need to resolicit. The Roebling Parties will indemnify the Agent against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933, as amended.

         In the event that the Agent incurs any expenses on behalf of the Roebling Parties, the Roebling Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph. The Roebling Parties acknowledge, however, that such limitations may be increased by the mutual consent of the Mid-Tier Holding Company and Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than March 31, 2004. Not later than two days prior to the Closing Date, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing in next day funds. In the event the Roebling Parties determine to abandon or terminate the Plan prior to Closing, payment of such expenses shall be made in next day funds on the date such determination is made.

         Section 10. Conditions to the Agent's  Obligations.  The obligations of
                     --------------------------------------
the Agent hereunder and the occurrence of the Closing and the Conversion are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Roebling Parties herein contained are, at and as of the commencement of the Offerings and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct, the condition that the Roebling Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

         (a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the OTS and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the knowledge of the Roebling Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefore initiated or, to the knowledge of the Roebling Parties, threatened by the OTS, the Commission, or any other governmental body.

         (b) At the Closing Date, the Agent shall have received:

                  (1) The opinion, dated as of the Closing Date, of Malizia Spidi & Fisch, PC, special counsel for the Roebling Parties, and/or local counsel acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent to the effect that:

                           (i) The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey, with corporate power and authority to own, lease and operate its properties and to conduct the business currently conducted by the Mid-Tier Holding Company, as described in the Prospectus, and is duly qualified to transact business and is in good standing in New Jersey and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

                           (ii)  On the  date  hereof,  the  Bank  is a  validly
                  existing federally-chartered stock savings association, and upon consummation of the Conversion, the Bank will continue to be a validly existing federally-chartered stock savings association, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder. The activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the FDIC and the OTS (or valid waivers granted by the OTS from such rules, regulations and practices); the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. Similarly, any subsidiaries of the Bank are validly existing corporations in good standing in the jurisdiction of incorporation and authorized under state and applicable federal law to conduct the businesses in which they now engage.

                           (iii) The activities of the Mid-Tier Holding Company,
                  the MHC and the Bank, as described in the Prospectus, are permitted under applicable federal law (or valid waivers granted by the OTS from such law). To such counsel's actual knowledge, each of the MHC, the Mid-Tier Holding Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel's knowledge the Mid-Tier Holding Company and the Bank comply therewith in all material respects.

                           (iv) The Bank is a member in good standing of the Federal Home Loan Board of New York. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, up to the maximum amount allowed under law. To such counsel's knowledge, no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or threatened.

                           (v) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company); (b) the shares to be subscribed for in the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and
                  (c) the issuance of the Shares is not subject to preemptive rights under the certificate of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan. To such counsel's knowledge, upon issuance of the shares of Common Stock, good title to the shares will be transferred from the Holding Company to the purchasers thereof against payment therefore, subject to such claims as may be asserted against the purchasers thereof by third-party claimants (such as any liens, charges or other claims).

                           (vi) The Roebling  Parties have full corporate  power
                  and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Roebling Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Roebling Parties, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualification that enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, (ii) general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help, (iii) laws relating to the safe ty and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (vii) The Plan has been duly  adopted by the Board of
                  Directors of the MHC in the manner required by the Conversion Regulations and the MHC's charter and bylaws. The Plan complies in all material respects with the Conversion Regulations.

                           (viii) The  Conversion  Application  and the  Holding
                  Company Application have been approved by the OTS, and no action has been taken and, to such counsel's knowledge, none is pending or threatened to revoke such approval or to suspend the offering or the use of the Prospectus. Subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or "Blue Sky" laws of various jurisdictions as to which no opinion need be rendered and except as may be required under the rules and regulations of the NASD as to which no opinion need be rendered.

                           (ix) The  Registration  Statement is effective  under
                  the 1933 Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, or proceedings for that purpose have been instituted or threatened by the Commission.

                           (x) The terms and  provisions of the shares of Common
                  Stock conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificates used to evidence the shares of Common Stock are in due and proper form.

                           (xi)  At the  time  the  Conversion  Application  was
                  approved by the OTS, the Conversion Application (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the OTS, except as modified or waived in writing by the OTS (other than the financial statements, notes thereto, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which
                  counsel  need  express  no  opinion).   To  such   counsel's
                  knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Applications.

                           (xii) At the time  that  the  Registration  Statement
                  became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes thereto, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

                           (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares, or (iii) which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

                           (xiv) The  information  in the  Prospectus  under the
                  captions "Regulation," "Taxation," "Restrictions on Acquisition of Roebling Financial Corp Inc.," "Description of Capital Stock," and "The Conversion," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                           (xv) None of the Roebling  Parties are required to be
                  registered as an investment company under the Investment Company Act of 1940.

                           (xvi) None of the Roebling Parties is in violation of
                  its Certificate of Incorporation or its charter, as the case may be, or its bylaws or, to such counsel's knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violation or default would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Roebling Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Roebling Parties, (ii) any violation of any applicable law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules and regulations of the NASD need be rendered), or to such counsel's knowledge, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement or otherwise known by such counsel which should have otherwise been filed as an exhibit to the Registration Statement, which violation would have a Material Adverse Effect.

                           (xvii) To such counsel's knowledge, the Roebling Parties have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Roebling Parties are in all material respects complying therewith.

                           (xviii)   The   Holding    Company's    Articles   of
                  Incorporation and Bylaws
                  comply in all material respects with the laws of the State of New Jersey. The Bank's respective Charter and Bylaws comply in all material respects with federal law.

                           (xix) To such counsel's knowledge, none of the Roebling Parties are in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

                           (xx) To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

         The Agent's counsel may rely for purposes of its own opinion on the opinion of Malizia Spidi & Fisch, PC, whose opinion shall expressly authorize such reliance. The opinion may be limited to matters governed by the laws of the United States and the corporate laws of the State of New Jersey. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Roebling Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Roebling Parties. In rendering such opinion, all statements contained therein "to our knowledge" or "to our attention" or "known to us" mean the knowledge, following reasonable investigation, of the attorneys who have worked on the transactions contemplated herein. The opinion of such counsel for the Roebling Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon.

                  (2) A letter of Malizia Spidi & Fisch, PC which shall state that during the preparation of the Registration Statement and the Prospectus, Malizia Spidi & Fisch, PC participated in conferences with certain officers of and other representatives of the Roebling Parties, counsel to the Agent, representatives of the independent public accountants for the Roebling Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Malizia Spidi & Fisch, PC has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Malizia Spidi & Fisch, PC that caused Malizia Spidi & Fisch, PC to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus, the appraisal valuation or the business plan).

                  (3) A Blue Sky Memorandum from Malizia Spidi & Fisch, PC relating to the offering, including Agent's participation therein, and should be furnished to Agent with a copy thereof addressed to Agent or upon which Malizia Spidi & Fisch, PC shall state the Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the common stock under applicable state securities law.

         (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Fontanella and Babitts, dated the date hereof and addressed to the Agent, such letter (i) confirming that Fontanella and Babitts is a firm of independent public accountants within the meaning of the 1933 Act and the regulations promulgated thereunder and within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that in Fontanella and Babitts' opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a review (in accordance with Statement of Auditing Standards No. 100) of the latest available unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Roebling Parties, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and stockholders and Audit Committee of the Mid-Tier Holding Company and the Bank and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the OTS and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been decribed in the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders' equity or there was any change in common stock outstanding (other than for stock option plans) at the date of such letter as compared with amounts shown in the latest unaudited statement of condition; or (C) there was any decrease in net income, non-interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Mid-Tier Holding Company for the period commencing immediately after the period covered by the latest unaudited income statement and ended not more than three business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and
(iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company and other data prepared by the Roebling Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

         (d) At the Closing Date, the Agent shall receive a letter from Fontanella and Babitts dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

         (e) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Roebling Parties in connection with the Conversion and sale of the Common Stock as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

         (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Roebling Parties, dated the Closing Date, to the effect that: (i) they have carefully examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Roebling Parties have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Conversion, including the conditions contained in this Section 10; (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body; (vi) no stop order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the knowledge of the Roebling Parties, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion; and (viii) the officers and directors of the Roebling Parties have agreed to abide by the restrictions on the sale of Common Stock set forth in Section 8(aa).

         (g) At the Closing Date, the Agent shall receive a letter from FinPro, Inc., dated as of the Closing Date, (i) confirming that said firm is independent of the Roebling Parties and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations,
Section 563.200(b), (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Roebling Parties, as converted, expressed in the appraisal as most recently updated, remains in effect.

         (h) None of the Roebling Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, that is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         (i) Prior to and at the Closing Date, (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, business affairs or prospects of any of the Roebling Parties independently, or the Roebling Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) the Roebling Parties shall not have received from the OTS or any other agency any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would have a Material Adverse Effect; (iii) none of the Roebling Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Roebling Parties, threatened against the Roebling Parties or affecting any of their properties wherein an unfavorable condition, results of operations or business taken as a whole; and (v) the Common Stock shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to be the Roebling Parties.

         (j) At or prior to the Closing Date, the Agent shall receive the following: (i) a copy of the Conversion Application and a copy of the letter from the OTS approving the Conversion Application; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) an executed copy of the certificate of incorporation of the Holding Company; (iv) a copy of the letter from the OTS approving the Holding Company Application; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; and (vi) any other documents that the Agent shall reasonably request.

         (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the judgment of the

Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares; or (iv) a material decline in the price of equity or debt securities if the effect of such declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

         (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein.

         Section 11. Indemnification.
                     ---------------

         (a) The Roebling Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel and the Agent's time spent according to normal hourly rates) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document of the Roebling Parties or based upon written information supplied by any of the Roebling Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Roebling Parties with its consent or based upon written or oral information furnished by or on behalf of any of the Roebling Parties, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof;
(ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offerings; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with information furnished to the Roebling Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption "The
Conversion" except for information derived from the Prospectus. Provided further, that the Roebling Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct and the Agent agrees to repay to the Roebling Parties any amounts advanced to it by the Roebling Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

         (b) The Agent agrees to indemnify and hold harmless the Roebling Parties, their directors and officers, agents, attorneys, servants and employees and each person, if any, who controls any of the Roebling Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Roebling Parties and any such persons upon written demand for any reasonable expenses (including out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales

Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that the Agent's obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Roebling Parties by the Agent or its representatives (including counsel) expressly for use under the caption "The Conversion."

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11,
Section 12 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the Roebling Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that the indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim.

         (d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Roebling Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Roebling Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Roebling Parties; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement. Notwithstanding the prior sentence, Sections 11 and 12 hereof are subject to and limited by Section 23A of the Federal Reserve Act, as applicable.

         Section 12. Contribution.
                     ------------

         (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found for any reason in a final judgment by a court to be unavailable from the Roebling Parties or the Agent, the Roebling Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Roebling Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the Roebling Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent's fees and (ii) the Roebling Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Roebling Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Roebling Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Roebling Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent's fees, net of all expenses of the Offering, received by the Roebling Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Roebling Parties on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Roebling Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Roebling Parties and the Agent under this Section 12 and under Section 11 shall be in addition to any duties, obligations and liabilities, which the Roebling Parties and the Agent may otherwise have. For purposes of this Section 12, each of the Agent's and the Roebling Parties' officers, directors and controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Roebling Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

         Section 13. Survival.  All representations,  warranties and indemnities
                     --------
and other statements contained in this Agreement (and in the Letter Agreement), or contained in certificates of officers of the Roebling Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Roebling Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Roebling Parties, and any indemnified person shall be entitled to the
benefit   of   the   respective   agreements,    indemnities,   warranties   and
representations.

         Section 14.  Termination.  The Agent may  terminate  this  Agreement by
                      -----------
giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

         (a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to

___________, 2004 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; or (iii) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions which might render the sale of the Shares inadvisable (including, but not limited to, any domestic or international event or act or occurrence that has materially disrupted the United States securities markets such as to make it, in the Agent's opinion, impracticable to proceed with the Offering, or if trading on the NYSE shall have been suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities, or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Bank or Reorganization, or if a moratorium in foreign exchange trading by major international banks or persons has been declared, or if there shall have been a material adverse change in the financial condition, results of operations or business of the Bank, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured, or if there shall have been a Material Adverse Effect), this Agreement shall terminate and the Roebling Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with
Section 2 hereof and any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 2, 4, 9, 11 and 12 hereof.

         (b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by _____________, 2004, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 4, 9, 11 and 12 hereof.

         (c) If Agent elects to terminate this Agreement as provided in this Section, the Mid-Tier Holding Company and the MHC shall be notified by the Agent as provided in Section 15 hereof.

         (d) If this Agreement is terminated in accordance with the provisions of this Agreement, the Agent shall retain the advisory and management fee paid to it pursuant to Section 4 and the Roebling Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 9, including without limitation, communication, legal and travel expenses.

         Section 15. Notices.  All notices and other  communications  hereunder,
                     -------
except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Keefe, Bruyette & Woods, Inc., 3455 Peachtree Road, NE, Suite 450,

Atlanta, Georgia 30326, Attention: Mr. Charles E. Sloane; notices to the Roebling Parties shall be directed to Roebling Financial Corp, Inc., Route 130 & Delaware Avenue, P.O. Box 66, Roebling, New Jersey 08554-0066, Attention: Mr. Fran J. Traveo III, President and Chief Executive Officer (with a copy to
Malizia Spidi & Fisch, PC, 1100 New York Avenue, N.W., Suite 340 West, Washington, D.C. 20005, Attention: Samuel J. Malizia).

         Section 16. Parties.  The Roebling Parties shall be entitled to act and
                     -------
rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Roebling Parties, when the same shall have been given by the undersigned or any other officer of the Roebling Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Roebling Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties, except for the Letter Agreement, which is not hereby superseded.

         Section 17. Partial Invalidity.  In the event that any term,  provision
                     ------------------
or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section 18. Construction and Waiver of Jury Trial. This Agreement shall
                     -------------------------------------
be construed in accordance with the laws of the State of New York. Each of the Roebling Parties and the Agent waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

         Section 19. Closing.  The closing for the sale of the Shares shall take
                     -------
place on the Closing Date at such location as mutually agreed upon by the Agent and the Roebling Parties. At the closing, the Roebling Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Section 4 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 20.  Counterparts.  This  Agreement may be executed in separate
                      ------------
counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         Section 21. Entire Agreement.  This Agreement,  including schedules and
                     ----------------
exhibits thereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understanding, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement is signed by any party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         [REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agr 1 eement between you and us in accordance with its terms.


                               Very truly yours,

                               ROEBLING FINANCIAL CORP, MHC

                               By:      ________________________________
                                        President and Chief Executive Officer


                               ROEBLING FINANCIAL CORP, INC.

                               By:      _______________________________
                                        President and Chief Executive Officer


                               ROEBLING FINANCIAL CORP, INC. (New)

                               By:      ________________________________
                                        President and Chief Executive Officer


                               ROEBLING BANK

                               By:      ________________________________
                                        President and Chief Executive Officer

  The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above.

  KEEFE, BRUYETTE & WOODS, INC.

  By:    ________________________________
         Charles E. Sloane
         Managing Director